UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2008
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 30, 2008, Preformed Line Products Company (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, the Company divested all of the issued and outstanding shares of Superior Modular Company Inc., its wholly-owned subsidiary located in Swannanoa, North Carolina (“SMP”), to Optical Cable Corporation, a Virginia corporation. The consideration to be paid to the Company is $11.5 million, subject to working capital adjustment and a holdback of $1.5 million to be held in escrow for a period of one year. A copy of the Company’s June 2, 2008 press release announcing the sale of SMP is attached as Exhibit 99.1 and a copy of the Agreement is attached as Exhibit 2.1.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     See Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBIT
(d) Exhibits

2.1	Agreement and Plan of Merger, dated May 30, 2008

99.1	Press release dated June 2, 2008, announcing the Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline S. Vaccariello
Caroline S. Vaccariello,
General Counsel & Corporate Secretary

DATED: June 2, 2008

Exhibit Index

2.1	Agreement and Plan of Merger, dated May 30, 2008

99.1	Press release dated June 2, 2008, announcing the Agreement